Exhibit 10.2

FOURTH AMENDED AND RESTATED TERM NOTE

$11,250,000	Greenwood Village, Colorado
March 28, 2023

FOR VALUE RECEIVED, SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), hereby promises to pay to the order of FARM CREDIT SERVICES OF AMERICA, FLCA (which, together with its endorsees, successors, and assigns, is referred to herein as the “Bank”), at the office of CoBank, ACB (the “Agent”) located at 6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by the holder hereof to the Company), the principal sum of ELEVEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($11,250,000) (such amount, the “Term Loan Amount”) (each loan and any one or more portions of any loan being referred to herein as a “Loan”), and to pay interest, as set forth below, from the date hereof until Payment in Full on the principal amount remaining from time to time outstanding at the rates set forth below, in lawful money of the United States of America in immediately available funds, payable with interest thereon, as set forth below, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature.  This Fourth Amended and Restated Term Note (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, this “Note”) is given pursuant to that First Amended and Restated Credit Agreement dated as of July 18, 2022, Amendment No. 1 to First Amended and Restated Credit Agreement dated as of September 21, 2022 and Amendment No. 2 to First Amended and Restated Credit Agreement dated as of even date herewith, in each case, between the Company, the Bank, Farm Credit Services of America, PCA and the Agent (as amended, restated, modified or supplemented from time to time, collectively the “Agreement”).  Capitalized terms not otherwise defined in this Note shall have the respective meanings ascribed to them by the Agreement, including Annex A thereto, and the Rules of Construction set forth in such Annex A shall apply to this Note.  This Note amends and restates, but does not constitute payment of the indebtedness evidenced by, the Third Amended and Restated Term Note dated as of July 18, 2022 by the Company to the order of the Bank in the original principal amount of $18,750,000.

1.          Borrowing Availability.  The principal amount of $30,000,000 was originally advanced to the Company on June 24, 2014 under the Term Note dated as of June 24, 2014 by the Company to the order of the Bank.  The principal amount of $30,000,000 was re-advanced to the Company on or before December 15, 2019 (the “Term Loan Availability Expiration Date”) under the First Amended and Restated Term Note dated as of November 8, 2019 by the Company to the order of the Bank.  No additional advances shall be permitted under this Note.  As of the date hereof, the remaining principal balance of the Loan is $11,250,000.

2.          Purpose of Term Loan.  The proceeds of the Term Loan shall be used to (a) finance capital expenditures and (b) provide Working Capital for the Company, and the Company shall use the Term Loan for no other purpose.

3.          Principal Payments.  Principal hereunder shall be due and payable in one (1) installment of $3,750,000 on September 1, 2023.  On November 15, 2024 (the “Maturity Date”), the entire remaining indebtedness evidenced by this Note, if not sooner paid in accordance with the terms of the Agreement and this Note, shall be due and payable.

4.         Interest Payments.  The Company hereby further promises to pay to the order of the Agent, at the times and on the dates provided in the Agreement, interest on the unpaid principal amount of the Loans from the date hereof until the Payment in Full of all of the Loans at the rate or rates comprising the Interest Rate Option(s) (defined below), which the Company shall select in accordance with the terms hereof to apply to each Loan, it being understood that, subject to the provisions of this Note and the Agreement, the Company may select different Interest Rate Options to apply to the Loans and may convert to or renew one or more Interest Rate Options with respect to any one or more of the Loans; provided that in the event the Company shall fail to timely select an Interest Rate Option to apply to any one or more Loans, such Loans shall bear interest at the Daily Simple SOFR Rate Option, and provided further that if an Event of Default or Default exists and is continuing, the Company may not request, convert to, or renew the Quoted Rate Option  for any Loans, and the Agent may demand that all existing Loans bearing interest under the Quoted Rate Option shall be converted immediately to the Daily Simple SOFR Rate Option, and the Company shall be obligated to pay the Agent any indemnity, costs, and expenses arising in connection with such conversion.

5.          Interest Rate Options.  The Company shall have the right to select from the following interest rate options with respect to the Loans (each, an “Interest Rate Option”): (a) upon the selection of a Daily Simple SOFR Rate Option, the Daily Simple SOFR Rate with a Daily Simple SOFR Rate Spread of 3.15% per annum (the “Daily Simple SOFR Rate Spread”) or (b) upon the selection of a Quoted Rate Option, the Quoted Rate with such Quoted Rate to remain fixed for such period as is confirmed to the Company by the Agent, but in no event shall such period be less than 365 days.

6.          Loan Requests.  Subject to the terms and conditions of this Note and the Agreement, the Company may from time to time prior to the Maturity Date request the Agent to renew or convert the Interest Rate Option applicable to an existing Loan, by delivering, in accordance with the notice provisions of the Agreement, to the Agent not later than 12:00 noon (Denver time) the same Business Day as the proposed Business Day of the renewal or conversion of the Interest Rate Option with respect to a Loan to which the Quoted Rate Option will apply or the last day of the preceding Quoted Rate period with respect to the conversion to or renewal of the Quoted Rate Option for a Loan, a duly completed request therefor substantially in the form of Exhibit A hereto (or a request made by CoLink or by telephone, but subject to the same deadline and containing substantially the same information, and in the case of a telephone request, immediately confirmed in writing substantially in the form of Exhibit A and delivered in accordance with the terms hereof) by physical delivery, facsimile, or electronic mail (each such request, whether telephonic or written and regardless how delivered, a “Loan Request”), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the amount of the proposed Loan and the Interest Rate Option to be applicable thereto (each Quoted Rate applicable to a Loan shall remain fixed for such period as is confirmed to the Company by the Agent), which amounts shall be in integral multiples of $500,000 for each Loan under the Quoted Rate Option.  All notices and requests hereunder shall be given, and all conversions or renewals of Interest Rate Options shall occur, only on Business Days.

7.          Loans; Limitations.  Under the Quoted Rate Option, a Quoted Rate may be fixed on such balance and for such period, and shall be subject to such rules and requirements as may be established by the Agent in its sole discretion in each instance, provided that: (1) the minimum fixed period hereunder shall be 365 days; (2) at no time shall more than 10 Loans to which the Quoted Rate Option applies be outstanding at any one time; and (3) amounts may be fixed in increments of $500,000 or integral multiples thereof.  The Agent’s determination of the Quoted Rate shall be conclusive and binding upon the Company absent manifest error

8.          Incomplete Loan Requests; Consequences.  If no Interest Rate Option is timely selected when a Loan is requested or with respect to the end of any applicable Quoted Rate period for a Loan or prior to a requested conversion to a Quoted Rate Option for a Loan previously subject to a different Interest Rate Option, the Company shall be deemed to have selected a Daily Simple SOFR Rate Option for such Loan.  In no event shall the interest rate(s) applicable to principal outstanding hereunder exceed the maximum rate of interest allowed by applicable Law, as amended from time to time; any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company requests the return of such amount.

2

9.          Miscellaneous.

(a)         This Note is the Term Note referred to in, and is entitled to the benefits of, the Agreement and the other Loan Documents referred to therein.  Reference is made to the Agreement for a description of the relative rights and obligations of the Company, the Bank and the Agent, including rights and obligations of prepayment, collateral securing payment hereof, Events of Default, and rights of acceleration of maturity upon the occurrence of an Event of Default.

(b)          No delay on the part of the holder hereof in exercising any of its options, powers, or rights, or partial or single exercise thereof, shall constitute a waiver thereof.  The options, powers, and rights specified herein of the holder hereof are in addition to those otherwise created or permitted by Law, the Agreement, and the other Loan Documents.  There are no claims, set-offs, or deductions of any nature as of the date hereof that could be made or asserted by the Company against the Bank and / or the Agent or against any amount due or to become due under this Note; all such claims, set-offs, or deductions are hereby waived by the Company.

(c)        Delivery of an executed signature page of this Note by telecopy or email (as a .pdf attachment thereto or otherwise) shall be as effective as delivery of a manually executed counterpart of this Note, but shall in any event be promptly followed by delivery of the original manually executed signature page (provided, however, that the failure to do so shall in no event adversely affect the rights of the Bank and / or the Agent hereunder whatsoever).  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF and intending to be legally bound hereby, the Company has executed this Note as of the date hereof by its duly Authorized Officer.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

COBANK, ACB

By:	/s/ Brook Stromer
Name:	Brook Stromer
Title:	Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Curt A. Brown
Name:	Curt A. Brown
Title:	Vice President

[Fourth Amended and Restated Term Note Signature Page]

EXHIBIT A

FORM OF TERM LOAN REQUEST

[_____________], 20[__]

To:  CoBank, ACB (the “Agent”)

From:  Southwest Iowa Renewable Energy, LLC (the “Company”)

Re:
First Amended and Restated Credit Agreement (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), dated as of July 18, 2022, by and between the Company, Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, as Lender, and the Agent

Pursuant to Section 2.1 of the Credit Agreement, the Company hereby gives notice of its desire to receive a Term Loan in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

(a) The Term Loan requested pursuant to this Loan Request shall be made on          [_________], 20[__].

(b) The aggregate principal amount of the Term Loan requested hereunder is [_____________] Dollars          ($[_________]).

(c) The Term Loan requested hereunder shall initially bear interest at the [select one]:

☐ Daily Simple SOFR Rate Option; or

☐ Quoted Rate Option.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:
Name:
Title: